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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          Date of Report
                         August 14, 2000


                      ALR TECHNOLOGIES INC.
      (Exact name of registrant as specified in its charter)


                             Nevada
          (State or other jurisdiction of incorporation)


0-30414                                 88-02295807
(Commission File No.)                   (IRS Employer ID)



                       1201 Cornwall Avenue
                           Suite 203
                 Bellingham Washington   98225
      (Address of principal executive offices and Zip Code)


                         (360) 650-9100
       (Registrant's telephone number, including area code)










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Item 2.  Acquisition or Disposition of Assets

     On July 31, 2000, the Company sold its shares in its subsidiary, A Little Reminder (ALR) Inc. to Mr. Marcus Da Silva for $1. Mr. Da Silva is related to a member of the Company's Advisory Board and has done consulting work for the Company.

     A Little Reminder (ALR) Inc. was an inactive company and its assets consisted primarily of its ownership of 100% of the issued and outstanding shares of Timely Devices Inc. ("TDI") and a note receivable from the Company in the amount of $450,000 US. As reported in the Company's 10Q-SB for the quarter ended March 31, 2000, management had previously closed the Edmonton manufacturing operation and office of TDI and the Company will contract out the manufacturing of future orders.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of business acquired.

     n/a

(b)  Pro forma financial information

     It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 14, 2000 (60 days after this Current Report on Form 8-K must be filed).

(c)  Exhibits

     10.1      Indemnity Agreement between ALR Technologies Inc.
               and Marcus Da Silva

     10.2      Purchase and Sales Agreement between ALR
               Technologies, Inc. and Marcus Da Silva















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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 14th day of August, 2000.

                              ALR Technologies Inc.

                              By:  /s/ Sidney Chan
                                   Sidney Chan
                                   Chief Executive Officer

                              By:  /s/ Kenneth Robulak
                                   Kenneth Robulak
                                   Chief Financial Officer